UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010 the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”) adopted and approved, following the recommendation of the Board’s Compensation Committee (the “Committee”), the Consolidated-Tomoka Land Co. Annual Cash Bonus Plan (the “Cash Bonus Plan”).  On July 22, 2015 the Board adopted and approved, following the recommendation of the Committee, an amendment to the Cash Bonus Plan.  Among other things, the amendment increases the maximum potential bonus award for executive officers other than the chief executive officer from 50% to 55% of annual base salary; and increases the maximum potential bonus award for vice presidents from 40% to 45% of annual base salary.

Other aspects of the Plan were also amended as more fully set in the Plan, the complete text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Consolidated-Tomoka Land Co. Annual Cash Bonus Plan, adopted July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2015
Consolidated-Tomoka Land Co. By: /s/Mark E. Patten Mark E. Patten Senior Vice President and Chief Financial Officer